Exhibit 99.1

Spanish Joint Venture to Save Energy for 60,000 m³/day (15.9 MGD) Desalination Project

Andalucía, Spain Seawater Desalination Plant Utilizes Award Winning PX® Technology

SAN LEANDRO, Calif.--(BUSINESS WIRE)--Energy Recovery, Inc. (“ERI”) (NASDAQ:ERII), a global leader of ultra-high-efficiency energy recovery products and technology for desalination, announces that the Spanish joint venture of FCC / AQUALIA / BEFESA group of companies awarded the contract for energy recovery equipment for its Bajo Almanzora seawater desalination project to ERI. The plant will supply 60,000 m3/day (15.9 MGD) of fresh water to the region.

The design, build and operate seawater desalination project was awarded to the partnership of FCC/AQUALIA and BEFESA in August 2007 by Acuamed, the Spanish governmental water authority. Spanish companies have played a leadership role in designing and building desalination plants world-wide. The plant is located in the province of Almeria, Andalucia region, along the southeastern border of Spain. It is currently under construction and is scheduled to produce water in 2009. The Bajo Almanzora seawater desalination plant will supply water to one of the warmest provinces in the country where the level of rainfall is one of the lowest in Europe, with much of the area containing semi-arid and desert-like landscapes.

ERI PX® technology was specified for the project. ERI will supply 50 PX-220 energy recovery devices to operate in the first-stage of the reverse osmosis process. It is estimated that this technology will save the project over 5 mega-watts of high-pressure pump power. Last year, Befesa and ERI teamed to provide and energy recovery solution to India’s largest desalination plant located in Chennai.

ERI’s Vice President, of the Mega Projects Division stated, “As with all our projects, we feel very satisfied when our customers build desalination plants that consider energy recovery as a key component of the overall solution.”

About ERI®

Energy Recovery, Inc. (ERI) is a leading manufacturer of energy recovery devices which help make desalination affordable by significantly reducing energy consumption. ERI’s PX Pressure Exchanger® (PX®) device is a rotary positive displacement pump that recovers energy from the high pressure reject stream of SWRO systems at up to 98% efficiency with no downtime or scheduled maintenance.

The company has research, development and manufacturing facilities in the San Francisco technology corridor and direct sales offices and technical support centers in key desalination hubs such as Madrid, UAE, Shanghai and Florida. ERI service representatives are based in Algeria, Australia, China, India, Korea, Mexico, Taiwan and the Caribbean.

As the demand for clean, potable water increases, ERI is poised to face the global challenges ahead. For more information on ERI and PX technology, please visit our web site at www.energyrecovery.com.

Note on Forward Looking Statements

This press release includes “forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements regarding the timing of plant construction, availability of financing for new desalination plant construction, and the timing of obtaining various government approvals. Because such forward-looking statements involve risks and uncertainties, the Company's actual results may differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, cyclical nature of seawater reverse osmosis plants, delays or postponements in the construction of desalination plants, the ability of our customers to obtain other key components of a plant, delays in governmental approvals, changes in customers’ budgets for desalination plans and the timing of their purchasing decision, and other risks detailed in the Company's filings with the Securities and Exchange Commission (SEC). All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements. For more details relating to the risks and uncertainties that could differ materially from those anticipated in our forward-looking statements, please refer to the Company's SEC filings, including its Form 424(b)4 Prospectus filed on July 2, 2008, and in particular, the risk factor sections of such filings.

CONTACT:
Energy Recovery Inc.
Audrey Bold, +1-510-483-7370